                                                                    Exhibit 3.39


                          LIMITED PARTNERSHIP AGREEMENT

                                       for

                     Southwest Enhanced Network Services, LP
                         a Delaware Limited Partnership

                            dated as of June 30, 2003

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     SOUTHWEST ENHANCED NETWORK SERVICES, LP

                            * TRANSFER RESTRICTIONS *

      THE LIMITED PARTNERSHIP INTERESTS IN SOUTHWEST ENHANCED NETWORK SERVICES, LP (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (i) THE SECURITIES LAWS OF THE STATE OF DELAWARE (THE "DELAWARE SECURITIES ACT"), (ii) ANY OTHER STATE SECURITIES LAWS, OR (iii) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE DELAWARE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE DELAWARE SECURITIES ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE DELAWARE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER ANY SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS, AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.

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                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
           SOUTHWEST ENHANCED NETWORK SERVICES, LP A DELAWARE LIMITED
                                   PARTNERSHIP

      AGREEMENT OF LIMITED PARTNERSHIP of SOUTHWEST ENHANCED NETWORK SERVICES, LP dated as of June 30, 2003, between VALOR TELECOMMUNICATIONS ENTERPRISES, LLC, a Delaware limited liability company ("VTE"), as sole general partner, and VALOR TELECOMMUNICATIONS INVESTMENTS, LLC, a Delaware limited liability company ("VTI"), as its sole limited partner. The General Partner and the Limited Partner are herein referred to collectively as the "Partners".

      The parties hereto do hereby associate themselves and agree to become partners and to form a limited partnership (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act"), as set forth in Title 6 Chapter 17 of the Delaware Code, upon the filing for record of a certificate of limited partnership with respect thereto (the "Certificate of Limited Partnership") in the Office of the Secretary of State of the State of Delaware, and, in furtherance thereof, do hereby confirm their agreement as follows:

                              W I T N E S S E T H:

      WHEREAS, VTE and VTI hereto desire to form a limited partnership under the provisions of the Delaware Revised Limited Partnership Act as enacted in the State of Delaware ("Act") for the purposes hereinafter described; and

      WHEREAS, VTE and VTI desire to set forth herein their respective rights, duties and responsibilities with respect to the Partnership;

      NOW, THEREFORE, in consideration of the premises hereof, and of the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Section 1.1 Defined Terms.

      For the purposes of this Agreement, the following defined terms shall have the meanings ascribed thereto:

      "AGREEMENT" OR "PARTNERSHIP AGREEMENT" means this Limited Partnership Agreement.

      "APPROVE," "APPROVED" OR "APPROVAL" refers to, as to the subject matter thereof, an express approval contained in a written statement signed by the appropriate parties as provided in this Agreement.

      "CAPITAL CONTRIBUTIONS" means the aggregate and additional contributions to the capital of the Partnership made by each Partner.

      "ENTITY" means any corporation, venture (general or limited), limited partnership, limited liability company, association, joint stock company, trust or other business entity or organization.

      "FEDERAL ACT" means the Federal Securities Act of 1933, as amended, and the Federal Securities Exchange Act of 1934, as amended, and all regulations promulgated under either of them.

      "GENERAL PARTNER" means VALOR TELECOMMUNICATIONS ENTERPRISES, LLC, a Delaware limited liability company, and its permitted successors and assigns.

      "I.R.C." means the Internal Revenue Code of 1986, Title 26 of the United States Code, as the same may now or hereafter be amended.

      "LIMITED PARTNER" means VALOR TELECOMMUNICATIONS INVESTMENTS, LLC, a Delaware limited liability company, and its permitted successors and assigns.

      "NET CASH FLOW" means all cash receipts received during such period and derived from the operation of the Partnership, minus (i) all costs and expenses of the Partnership paid during such period (other than depreciation or other similar noncash expenses) including, without limitation, debt service on any loan or debt obligation of the Partnership, and minus (ii) any other cash expenditures made by the Partnership as permitted or required under the terms of this Agreement during such period, and minus (iii) any taxes required to be paid by the Partnership to any governmental entity, and minus (iv) funds paid into any reserve accounts required during such period for the establishment of or addition to such reserves as the General Partner shall reasonably deem necessary or appropriate for the proper operation of the business of the Partnership.

      "NOTICE" means a written advice or notification required or permitted by this Agreement, given in the manner provided in Section 8.1.

      "PARTNER Loan" means a loan to the Partnership by one or more Partners pursuant to Section 3.3.

      "PARTNERS" means the General Partner and the Limited Partner and such other Partners as may be admitted to the Partnership from time to time pursuant to the terms hereof.

      "PARTNERSHIP" means SOUTHWEST ENHANCED NETWORK SERVICES, LP a Delaware limited partnership, formed under the Act pursuant to the terms hereof for the limited purposes and scope set forth herein.

      "PERCENTAGE INTEREST" means, with respect to a Partner as of any particular time, that fraction, expressed as a percentage, having as its numerator the number of Units owned by such Partner and having as its denominator the total number of outstanding Units owned by all the

Members as of such time. The sum of the Percentage Interests of all Partners shall at all times equal 100%. Initially, the Percentage Interest of each of the Partners is: Valor Telecommunications Enterprises, LLC -1 % and Valor Telecommunications Investments, LLC -99%.

      "REGULATIONS" means the Regulations promulgated under the I.R.C. as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.

      "UNITS" shall mean the shares in which interests of the Partners are divided.

      Section 1.2 TERMINOLOGY AND CAPTIONS

      All personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders. Titles of Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections or subsections shall refer to the corresponding Section or subsection of this Agreement, unless otherwise expressly stated.

                                    ARTICLE 2

                                 THE PARTNERSHIP

      Section 2.1 EFFECT OF THIS AGREEMENT AND THE ACT

      Except as otherwise specifically provided in this Agreement, the rights and obligations of the Partners and the administration, dissolution, liquidation, and termination of the Partnership shall be governed by the Act and this Agreement.

      Section 2.2 NAME

      The name of the Partnership shall be SOUTHWEST ENHANCED NETWORK SERVICES, LP or such other name as the General Partner may from time to time direct.

      Section 2.3 PRINCIPAL PLACE OF BUSINESS; REGISTERED AGENT

      The mailing address, address of the registered office and principal place of business of the Partnership shall be at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, Texas, 75062-2707. The General Partner may change the place of business of the Partnership at any time and from time to time by providing written notice to the Limited Partners. The Partnership may also have such other places of business as the General Partner determines to be appropriate. The Partnership's agent for service of process in the State of Delaware shall be Corporation Service Company, or such other individual as the General Partner shall determine from time to time.

      Section 2.4 PURPOSES AND SCOPE

      Subject to the provisions of this Agreement, the purpose of the Partnership is to engage in any lawful business which may be engaged in by a limited partnership organized under the Act, as such business activities may be determined by the General Partner from time to time.

      Section 2.5 ASSUMED NAME CERTIFICATE

      The Partners shall execute and file any assumed or fictitious name certificate or certificates required by law to be filed in connection with the formation and operation of the Partnership.

      Section 2.6 CERTIFICATE OF CONVERSION & EFFECTIVE DATE OF FORMATION

      On June 26, 2003, Southwest Enhanced Network Services, LLC by and through its Sole Member, Valor Telecommunications Enterprises, LLC executed a Certificate of Conversion of Southwest Enhanced Network Services, LLC into Southwest Enhanced Network Services, LP in accordance with Title 6, Section 17-217 of the Delaware Revised Uniform Limited Partnership Act and Title 6,
Section 18-216 of the Delaware Limited Liability Company Act. For all purposes hereunder, the effective date of formation of SOUTHWEST ENHANCED NETWORK SERVICES, LP shall be June 16, 2000. Accordingly, Southwest Enhanced Network Services, LP shall retain all of the rights, obligations, assets, liabilities, property, causes of action against it by others and causes of action against others by Southwest Enhanced Network Services, LLC. No winding up of affairs shall of Southwest Enhanced Network Services, LLC is required.

      Section 2.7 CERTIFICATE OF LIMITED PARTNERSHIP

      The Partners shall be obligated to execute, acknowledge, file, record and publish, as necessary, such amendments to the Certificate of Limited Partnership filed with the Delaware Secretary of State as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership.

      Section 2.8 OWNERSHIP; WAIVER OF RIGHT OF PARTITION

      The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest owned by the Partnership except as a Partner in the Partnership. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

      Section 2.9 RECORDS

      The Partnership shall maintain, at its principal place of business, the books and records of the Partnership including, but not limited to, (i) copies of the Partnership's federal, state and local income tax returns for the three
(3) most recent years, (ii) a copy of this Agreement and any then effective amendments to this Agreement, (iii) any financial statements of the Partnership for the three (3) most recent years, and (iv) a list of the full name and last known mailing address of each Partner.

      Section 2.10 TERM

      The Partnership shall commence on the date hereof and shall continue until the dissolution of the Partnership pursuant to the express provisions of Article 7 hereof.

                                    ARTICLE 3

                               FINANCIAL STRUCTURE

      Section 3.4 CLASSIFICATION OF PARTNERSHIP.

      The General Partner is authorized and hereby directed to cause the Partnership to be classified for federal income tax purposes as a DISREGARDED ENTITY NOT SUBJECT TO TAXABLE AS A SEPARATE TAXABLE ENTITY WITHIN THE MEANING OF I.R.C. SECTION 7701(a)(3).

      Section 3.5 INITIAL CAPITAL CONTRIBUTIONS; UNITS.

      Each Partner has made an initial Capital Contribution to the Partnership, and owns the number of Units set forth opposite its name, as set forth on Exhibit A, attached hereto and hereby incorporated herein.

      Section 3.6 PARTNER LOANS.

      In the event that the General Partner shall determine, at any time and from time to time, that the Partnership requires additional funds to pay any costs or expenses of the Partnership incurred in accordance with the provisions of this Agreement, and the General Partner determines that it is in the best interest of the Partnership not to obtain a loan for such funds from an unrelated third party, then the General Partner shall notify the Partners of the amount required to pay such costs and expenses and the Partners shall have fifteen (15) days to elect to participate in making a Partner Loan, provided, however, no Partner shall have any obligation to make a Partner Loan. In the event any Partner so elects to participate, each Partner electing to make such Loan shall advance its pro rata share of the needed funds, based upon the participating Partners' respective Percentage Interests. Any Partner Loan shall bear interest at the rate equal to the "prime rate" plus two percent (2%) per annum, non-compounded and shall have a maturity date specified by the Partner or Partners making such Partner Loan, provided the term of any such Partner Loan shall not be less than ninety (90) days. Principal and interest on any Partner Loan shall be repayable solely from distributions of Net Cash Flow as provided hereunder. In the event there is more than one Partner Loan, the loans shall have priority and be repayable on the basis of the oldest Partner Loan having the first priority (with all loans having been made in response to a single notice being deemed to have been made at the same time). If more than one Partner has participated in a Partner Loan, then as among the Partners, distributions in repayment of the principal and interest of the Partner Loans shall be made pro rata in accordance with the amounts advanced by the Partners.

      Section 3.7 ADDITIONAL CAPITAL CONTRIBUTIONS.

      No Partner shall be required to make any additional Capital Contributions to the Partnership without the express written consent of such Partner.

      Section 3.8 WITHDRAWAL OF CAPITAL.

      Except as expressly provided hereunder, no Partner may withdraw capital from the Partnership without the consent of all other Partners. No Partner shall be entitled to interest on its contributions of capital to the Partnership. The Partners agree that no Partner shall be personally liable for the return of the capital contributions of any other Partner, if and to the extent that any return is required, and any such return shall be made solely from the assets of the Partnership, if any.

      Section 3.9 DISTRIBUTIONS AND PAYMENTS OF NET CASH FLOW.

      Except as provided in Section 3.7, Net Cash Flow shall be distributed or paid from time to time as may be determined by the General Partner to the Partners in proportion to their Percentage Interests in the Partnership, as represented by their number of Units.

      Section 3.10 DISTRIBUTIONS UPON DISSOLUTION, LIQUIDATION AND WINDING UP.

      Net Cash Flow, if any, existing upon the dissolution, liquidation and winding up of the Partnership, shall be distributed to the Partners in proportion to their Percentage Interest in the Partnership, as represented by their number of Units.

      Section 3.11 MATTERS CONCERNING ACCOUNTING AND INCOME TAXES.

      All income tax and financial reports and returns of the Partnership shall be prepared on an accounting basis selected by the General Partner. All elections with respect to tax matters to be made by or for the Partners shall be made by the General Partner. The fiscal year of the Partnership shall be the calendar year.

                                    ARTICLE 4

                                   MANAGEMENT

      Section 4.12 RIGHTS AND POWERS OF THE GENERAL PARTNER.

      The management and control of the business and affairs of the Partnership shall be vested in the General Partner, subject to the limitations set forth in
Section 4.2 below. The General Partner shall conduct or cause to be conducted the Partnership's business and manage or cause to be managed the Partnership's affairs in its discretion and shall have and possess all rights and powers conferred by law and under this Agreement or otherwise necessary, advisable, desirable or consistent in connection therewith, including without limitation the following rights and powers:

            (a) Enter into, make and perform such contracts, undertakings, leases and agreements, and do such other acts as it may deem necessary or advisable, or as may be incidental to, or necessary for, the conduct of the business of the Partnership;

            (b) Open, maintain and close bank accounts and draw checks and other orders for the payment of money;

            (c) Perform any and all other acts or activities customary or incident to the business of the Partnership;

            (d) Be reimbursed for all reasonable and customary out-of-pocket expenses incurred in conducting the Partnership business, including without limitation to reasonable travel expenses, and costs related to Partnership accounting and bookkeeping services.

In dealing with the General Partner acting on behalf of the Partnership, no person or entity shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons and entities dealing with the Partnership shall be entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. Any document or instrument, including, without limitation, any deed, mortgage, deed of trust, deed to secure debt, promissory note, bill of sale, lease, contract of sale, option or management agreement required to be executed on behalf of the Partnership shall be executed by the General Partner, and no other signature or consent shall be required.

      Section 4.13 LIMITATION ON POWER AND AUTHORITY OF THE GENERAL PARTNER.

      Notwithstanding the terms of Section 4.1, the General Partner shall not, without the prior Approval of the Limited Partner:

            (a) Materially modify or amend this Agreement to the detriment of the Limited Partners; or

            (b) Possess Partnership property or assign rights in Partnership property for other than a Partnership purpose.

      Section 4.14 LIABILITY OF PARTNERS.

      Neither the General Partner nor any Limited Partner nor any of their respective employees, agents or representatives shall be responsible to the Partnership or to any other Partner for any loss, liability, damage, claim, judgment, cost, obligation or expense sustained, incurred or resulting directly or indirectly from the acts or omissions of such Partner to the extent that such Partner or any of their respective employees, agents or representatives reasonably and in good faith believed such act or omission to be within the express or implied scope of the authority and responsibility vested in such Partner pursuant to this Agreement. To the extent not due to the gross negligence or willful misconduct (including but not limited to fraud, misrepresentation or any other intentional tort) of such Partner or such Partner's employees, agents or representatives, the Partnership will indemnify the Partners (including the officers, directors and employees of the General Partner) against judgments, fines, amounts paid in settlement and expenses (including attorneys fees) reasonably incurred by them in any civil, criminal or investigative proceeding in which they are involved or threatened to be involved by reason of being a Partner in the Partnership, provided that the Partner acted in good faith, within what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the beat interest of the Partnership or the Partners. The provisions of the foregoing sentences, however, shall not relieve the General Partner of its obligation as a Partner to share in the losses, costs and expenses of the Partnership. The provisions of this Section 4.3 shall survive any termination or expiration of this Agreement.

      Section 4.15 PARTICIPATION IN MANAGEMENT.

      Except as may be otherwise expressly provided herein to the contrary, no Limited Partner shall participate in the management or control of the Partnership's business or transact any business for the Partnership, and no Limited Partner shall have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner in accordance with the provisions of this Agreement.

                                    ARTICLE 5
                                LIMITED LIABILITY

      No Limited Partner shall be bound by, or personally liable for, the expenses, liabilities, or obligations of the Partnership, except as provided under the Act. Except as required under the Act, no Limited Partner shall be required or obligated to make further contributions of any sort whatsoever to the capital of the Partnership, unless and until such contributions have been Approved by all of the Partners.

                                   ARTICLE 6

                        TRANSFERS AND OTHER DISPOSITIONS

      Section 6.16 TRANSFER LIMITATIONS

            6.16.1 LIMITED PARTNER TRANSFERS.

      Except as otherwise specifically provided herein, no Limited Partner may transfer, voluntarily or involuntarily, all or any part of its interest in the Partnership, nor shall any Limited Partner have the power to substitute a transferee in its place as a substituted Limited Partner, without, in either event, having obtained the prior written consent of the General Partner, which consent shall be in the sole discretion of the General Partner.

            6.16.2 General PARTNER TRANSFERS.

      Except as otherwise specifically provided herein, the General Partner shall not transfer, voluntarily or involuntarily, all or any part of its interest in the Partnership, nor shall the General Partner have the power to substitute a transferee in its place as a substituted General Partner, without, in either event, having obtained the prior written consent of each Limited Partner, which consent shall be in the Limited Partners' sole discretion.

      Section 6.17 ASSIGNEES AND NEW PARTNERS

            6.17.1 PERMITTED TRANSFEREES

      In the event of a transfer of any interest in the Partnership permitted pursuant to the provisions of this Article 6, and notwithstanding anything in this Article 6 to the contrary (except Section 6.2.2), the person or entity to whom such transfer is made shall not become a Partner hereunder and shall be considered only an assignee of the Partnership Interest and as such shall only be entitled to share in those distributions, if any, in which its assignor would otherwise have been entitled to share, diminished by the share of the losses and obligations, if any, for which such assignor would be liable. Such an assignee shall have no right to require any information or accounting of any transactions of the Partnership or inspect the Partnership books and records and shall not be deemed a Partner of the Partnership, and the interest in the Partnership held by such assignee shall not be permitted to vote with respect to any Partnership matter. Such an assignee who does not become a substituted Partner, as provided for in Section 6.2.2, remains subject to all the provisions of this Article 6 to the same extent and in the same manner as any Partner desiring to transfer all or any part of its Partnership interest.

            6.17.2 NEW PARTNERS.

      An assignee of a Partner's interest in the Partnership pursuant to a transfer permitted under the provisions of this Article 6 may become a substituted Partner with all the rights and liabilities of its assignor as a Partner under this Agreement if and only if (i) the General Partner or each Limited Partner (in the case of a General Partner's transferee) shall have consented in writing to such assignee becoming a substituted Partner, (ii) the assignee expressly assumes and agrees to be bound by this Agreement in the place and stead of such assignor, and (iii) the appropriate instruments, documents, or statements, if any, are prepared executed, acknowledged, filed, recorded, published and delivered.

            6.17.3 SUBSTITUTION.

      Upon a transfer by a Partner of all or part of its interest in the Partnership and substitution of a Partner with respect to all or such portion of its Partnership interest, the transferring Partner shall cease to be a Partner to the extent of the partnership interest so transferred.

            6.2.4. PERMITTED TRANSFEREE IN EVENT OF DEFAULT ON LOAN DOCUMENTS.

      Any designee of the administrative agent identified in writing after the occurrence of an Event of Default under the Loan Documents shall be a Permitted Transferee of the applicable partnership interests without the necessity of any further consent from any partner.

      Section 6.18 WITHDRAWAL.

      No Limited Partner may withdraw from the Partnership except with the consent of the General Partner and all other Limited Partners and the General Partner may not withdraw from the Partnership without the consent of each Limited Partner, and in each case upon such terms and conditions as may be specifically agreed upon between the remaining Partners and the withdrawing Partner. The provisions of this Agreement with respect to distributions upon withdrawal art exclusive and no Partner shall be entitled to claim any further or different distribution upon withdrawal under the Act or otherwise.

                                    ARTICLE 7

                                   TERMINATION

      Section 7.19 WAIVER OF RIGHTS.

      Each Partner does hereby expressly waive any and all rights to dissolve, terminate or liquidate, or to petition a court for the partition, dissolution, termination or liquidation of the Partnership except as provided in this Section 7.

      Section 7.20 VOLUNTARY TERMINATION.

      Prior to the expiration of the term, the Partnership may terminate upon:
(i) the Approval of all Partners; (ii) the purchase by one Partner of all the interests in the Partnership; or (iii) the sale of substantially all the assets of the Partnership and the distribution to the Partners of all proceeds from such sale.

      Section 7.21 INVOLUNTARY TERMINATION

      The Partnership shall not be dissolved by the bankruptcy, insolvency, withdrawal, dissolution or acquisition of a Limited Partner.

            7.21.1 EVENTS OF INVOLUNTARY DISSOLUTION

      Subject to the provisions of Section 7.3.2, the Partnership shall be dissolved prior to the date of its termination, upon the occurrence of the following events:

                  (a)   the dissolution of the General Partner;

                  (b) the filing of an involuntary petition in bankruptcy against the General Partner which is not dismissed within one hundred twenty
(120) days of such filings;

                  (c) The resignation, withdrawal of the General Partner from the Partnership, except under the terms and conditions set forth in paragraph
6.1.2 above, or other event causing the General Partner to cease being the General Partner.

            7.21.2 REFORMATION OF PARTNERSHIP.

      Notwithstanding the provisions of Section 7.3.1, the Partnership shall not be dissolved upon the occurrence of any of the events enumerated in Section
7.3.1 in the event that all of the Partners not responsible for the occurrence of such event, within 60 days after the date of any of such events, elect to continue the business of the Partnership, in a reconstituted form, if necessary, in which case, effective as of the date of such event, the Partner responsible for such event shall become a defaulting Partner and if such Partner is the General Partner, its interest in the Partnership shall automatically be converted to that of a limited partner without further act or deed, and one or more of the Limited Partners shall convert a portion of its interest in the Partnership to a general partner interest and shall designate a successor general partner who shall hold said general partner interest and serve as the successor general partner of the Partnership.

      Section 7.22 LIQUIDATION PROCEDURES.

      Upon the expiration of the term of the Partnership or the earlier dissolution of the Partnership in accordance with the provisions of Section 7.2 or Section 7.3, the Partnership shall be liquidated in accordance with the following procedures:

            7.22.1 WINDING UP.

      During the period of such dissolution and liquidation, the business and affairs of the Partnership shall be conducted so as to maintain and preserve the assets of the Partnership in a manner consistent with the winding up of the affairs thereof.

            7.22.2 FORM OF DISTRIBUTIONS.

      The General Partner shall determine whether the liquidating distributions shall be entirely in cash or in whole or in part a distribution of the Partnership's assets in kind.

            7.22.3 PRIORITY OF PAYMENTS AND DISTRIBUTIONS.

      In the event of a liquidation, the General Partner shall act as the liquidating trustee, unless events specified in subsection 7.3.1 have caused the dissolution leading to liquidation in which event the Limited Partners holding, in the aggregate, a majority of the Percentage Interests in the Partnership shall act as the liquidating trustee. The liquidating trustee shall immediately proceed to wind up and terminate the business and affairs of the Partnership. The assets of the Partnership, shall thereupon be distributed in the order of priority as set forth in subsections 7.4.3.1 through 7.4.3.3.

                  7.22.3.1 First, the Partnership shall pay creditors of the Partnership (other than the Partners) in accordance with their respective priorities;

                  7.22.3.2 Second, the Partnership shall set up any reserves which the liquidating trustee deems to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership; and

                  7.22.3.3 Third, all remaining assets or proceeds shall be distributed to the Partners in accordance with section 3.7.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

      Section 8.23 NOTICES.

      Each Notice shall be in writing in the English language, and shall be deemed to have been properly given or served when transmitted by facsimile transmission or when deposited with the United States Postal Service or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and addressed as hereinafter provided, or by personal delivery (which may include delivery by commercial courier service) if receipt is procured. The time period in which a response to any Notice must be made, or any action taken or payment made with respect thereto, shall commence to run from the date of the confirmation of receipt of such facsimile transmission, the date of receipt indicated on the return receipt of the Notice or on the date of personal delivery evidenced by a receipt. Rejection of or other refusal to accept a Notice, or the inability to deliver because of changed address or statue of which no Notice was given, shall be deemed to be receipt of the Notice sent. By giving to the other Partners at least ten (10) days' prior Notice thereof, any Partner shall have the right from time to time during the term of this Partnership Agreement to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the United States of America. All dates and times referred to in this Agreement shall be determined based on local time in Irving, Texas.

      Section 8.24 GOVERNING LAW.

      This Agreement and the obligations of the Partners hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

      Section 8.3 UNIFORM COMMERCIAL CODE.

      The Partners hereby agree that the partnership interests of the Partnership shall be securities governed by

Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

      Section 8.4 SEVERABILITY.

      If any provision of this Agreement or the application thereof to any Entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to any other Entity or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      Section 8.5 ENTIRE AGREEMENT; AMENDMENT.

      This Agreement constitutes the entire agreement of the Partners with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Partners against whom enforcement of the change, waiver, discharge or termination is sought. The execution of any amendment to this Agreement by all Partners shall establish, that such execution was made in accordance with any applicable requirements for approval.

      Section 8.6 SUCCESSORS AND ASSIGNS.

      Subject to the restrictions set forth herein, this Agreement shall inure to the benefit of and be binding upon the Partners and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Agreement a reference to any Entity or Partner is made, such reference shall be deemed to include a reference to the permitted heirs, executors, legal representatives, successors and assigns of such Entity or Partner.

      Section 8.7 THIRD PARTIES.

      Under no circumstances shall any person or entity who or which is not a party to this Agreement be entitled to enforce any of the provisions hereof against any of the Partners.

      Section 8.8 SURVIVAL.

      In the event this Partnership Agreement shall be terminated in accordance with the provisions hereof, the provisions of Article 7 relating to the liquidation of the Partnership shall remain in full force and effect and shall be binding upon the Partners for all purposes.

      Section 8.9 INTERPRETATION.

      No provision of this Partnership Agreement shall be construed against or interpreted to the disadvantage of any Partner by any court or other governmental or judicial authority by reason of such Partner having or being deemed to have drafted, structured, dictated or required such provision.

      Section 8.10 EXHIBITS.

      All exhibits referred to in this Agreement and attached hereto are made a part of this Agreement by this reference.

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      IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Agreement under seal as of the date first noted above.

                                          GENERAL PARTNER:

                                          VALOR
                                          TELECOMMUNICATIONS ENTERPRISES, LLC

                                          By: /s/ William M. Ojile, Jr.
                                              ---------------------------
                                          Name: William M. Ojile, Jr.
                                          Title: Secretary

                                          LIMITED PARTNER:

                                          VALOR
                                          TELECOMMUNICATIONS INVESTMENTS, LLC

                                          By: /s/ William M. Ojile, Jr.
                                              ---------------------------
                                          Name: William M. Ojile, Jr.
                                          Title: Manager